Exhibit 10.2

LOAN AGREEMENT SCHEDULE

Capitalized terms used in this Loan Agreement Schedule and not defined herein shall have the meanings set forth in the Loan and Security Agreement dated as of November 14, 2016 (as the same may be amended, modified, supplemented, renewed, extended or replaced from time to time) (the “Loan Agreement”) between SYSOREX GLOBAL, SYSOREX USA, and SYSOREX GOVERNMENT SERVICES, INC., jointly and severally as Borrower, and GemCap Lending I, LLC, as Lender.

1. LOAN DETAILS

(a) Borrower: SYSOREX GLOBAL, a Nevada corporation with offices at 2479 East Bayshore Road, Suite 195, Palo Alto, CA 94303, SYSOREX USA, a California corporation with offices at 2479 East Bayshore Road, Suite 195, Palo Alto, CA 94303 and SYSOREX GOVERNMENT SERVICES, INC., a Virginia corporation with offices at 2479 East Bayshore Road, Suite 195, Palo Alto, CA 94303.

(b) [Reserved]

(c) Revolving Loans.

(i) Revolving Loan Amount. Lender may, subject to the terms and conditions contained in this Loan Agreement Schedule and the other Loan Documents, and the satisfaction of the closing and funding conditions set forth in this Loan Agreement Schedule and the other Loan Documents, make revolving loans to Borrower (“Revolving Loans”) no later than three (3) Business Days prior to the Maturity Date in amounts requested by Borrower from time to time, but not more than twelve times each month, provided that the requested Revolving Loan would not cause the outstanding Revolving Loans to exceed the Revolving Loan Commitment existing immediately prior to the making of the requested Revolving Loan. Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow Revolving Loans, as set forth in this Loan Agreement Schedule.

(ii) Advances. Revolving Loans may be drawn in tranches of not less than Five Thousand Dollars ($5,000) (each drawing, an “Advance” and collectively, the “Advances”). The obligation of Borrower to repay the Revolving Loans shall be evidenced by the Revolving Loan Note.

(iii) Repayment of Principal. The principal amount of the Revolving Loans shall be payable on the Maturity Date.

(iv) Overadvances. Notwithstanding any provision herein to the contrary, Borrower shall repay the Revolving Loans immediately at any time and from time to time in an amount by which the outstanding balance of the Revolving Loans exceeds the Revolving Loan Commitment, as determined by Lender (an “Overadvance”).

(v) Borrowing Procedures. Whenever Borrower desires an Advance, Borrower will notify Lender by delivery of a borrowing certificate certified by a  Responsible Officer (“Borrowing Certificate”) no later than two (2) Business Days prior to the date of the proposed Advance, setting forth in reasonable detail, as of the date set forth on the Borrowing Certificate, (A) a schedule of all Accounts, (B) a schedule of Eligible Accounts setting forth the calculation of the Eligible Accounts on which such Advance is to be based and a calculation of the Advance requested in connection therewith, and (C) Borrower’s use of the Advance, which Borrowing Certificate shall in all respects be subject to Lender’s review and approval. In addition, Borrower shall furnish Lender with a Borrowing Certificate weekly on each Tuesday during the Term setting forth said information, irrespective of whether Borrower has then requested an Advance. Lender shall be entitled to rely on any facsimile or electronic transmission of a Borrowing Certificate given by a person who Lender reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Lender harmless for any damages or loss suffered by Lender as a result of such reliance. The funding of each Advance shall be made in accordance with the applicable Borrowing Certificate as approved by Lender.

(vi) Remittances from Account Debtors. Remittances from Account Debtors and all other proceeds of Accounts and other Collateral shall be directed to Lender and deposited in an account at a financial institution selected by Lender (the “Collection Account”). Borrower shall cause all Collections with respect to all Accounts to be sent directly to Lender’s address set forth in this Loan Agreement Schedule or in accordance with wire instructions as provided by Lender pursuant to a written instruction approved by Lender and delivered to all Account Debtors, which instruction may not be modified or terminated without Lender’s prior written consent in each case. Once instituted, such payment system shall remain in effect unless Lender directs otherwise. Borrower shall bear all risk of loss of any funds deposited into such account except to the extent such loss is caused by the gross negligence or the willful misconduct of Lender. In connection therewith, Borrower shall execute such lockbox and/or bank account agreements as Lender shall specify from time to time. Any collections or other Collateral proceeds received by Borrower from any source whatsoever shall be held in trust for the benefit of Lender and immediately remitted to Lender in kind.

(vii) Collections. In the event that Borrower receives any Collections that should have been sent to the Collection Account, Borrower shall, promptly upon receipt and in any event within one Business Day of receipt, forward such Collections directly to Lender, in the form received, and promptly notify Lender of such event. Until so forwarded, such Collections shall be held in trust for the benefit of Lender.

(viii) Application of Collections. All amounts deposited into the Collection Account will, for the purposes of calculating the Borrowing Base and interest, be credited to the aggregate outstanding amount of the Revolving Loans on the date of deposit in the Collection Account. No checks, drafts or other instruments received by Lender shall constitute final payment to Lender unless and until such instruments have actually been collected.

(ix) Revolving Loan Fees and Expenses. All payments of interest, fees, costs, expenses and other charges provided for in this Loan Agreement Schedule or any other Loan Document that have not been paid to Lender on the due dates thereof, and any chargeback on an Eligible Account against which an Advance was made, shall be added to the principal amount of the Revolving Loans, and shall bear interest at the Default Interest Rate.

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(x) Application of Collections, Payments and Proceeds of Collateral:

A. So long as no Event of Default shall have occurred, Lender agrees to apply all Collections and payments received as follows: first, to Overadvances; second, to all fees, costs and expenses; third, to accrued and unpaid interest; fourth, to matured and unpaid Obligations; and fifth, the principal amount of the Revolving Loans.

B. If an Event of Default shall have occurred, Lender may apply Collections, any other proceeds of Collateral and all other payments received by Lender to the payment of the Obligations in such manner and in such order as Lender may elect in its sole discretion.

C. In addition to the foregoing application of Collections, in order to satisfy Borrower’s payment of amounts due under the Revolving Loans and all fees, expenses and charges with respect thereto that are due and payable under this Loan Agreement Schedule or any other Loan Document, Borrower hereby irrevocably authorizes the Lender to initiate manual and automatic electronic (debit and credit) entries through ACH to all deposit accounts maintained by Borrower, wherever located, in accordance with Section 2.5 of the Loan Agreement.

(xi) Reserves. Without limiting any other rights and remedies of Lender hereunder or under the other Loan Documents, the Revolving Loan Commitment shall be subject to Lender's continuing right, in its sole discretion, from time to time, to withhold a Reserve from the Revolving Loan Commitment to reflect, among other things, conditions, contingencies or risks that may affect the Collateral or the financial condition of the Borrower.

(d) Use of Proceeds: (i) payment in full to Western Alliance Bank in order for Western Alliance Bank to release its lien on the Collateral, (ii) purchase of accounts receivable and other assets from Integrio Technologies, LLC and Emtec Federal, LLC; (iii) payment of a commission fee to Joseph Gunnar & Co., LLC in the amount of $300,000; (iv) payment of Closing fees and costs, fees and expenses of Lender’s counsel and any Reserves; and (iv) the remainder for Borrower’s working capital purposes.

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(e) Financial Institution(s):

Bank Name:	Bridge Bank NA
Address:	55 Almaden Boulevard San Jose, CA 95113
ABA#:	121143260
Account #:	101587129
Phone:	(408) 556-8391
Fax:	(408) 283-0513
Reference:	Sysorex
Contact Person:	Susan Wadi

2. [RESERVED]

3. INTEREST, FEES AND CHARGES

(a) Interest on Loans.

(i) [Reserved]

(ii) Interest on the unpaid principal balance of Revolving Loans shall be computed on the basis of the actual number of days elapsed and a year of 360 days and shall accrue on the unpaid principal balance of Advances at an annual rate equal to the greater of (I) nine and one-half percent (9.5%), and (II) sum of (i) the “Prime Rate” as reported in the “Money Rates” column of The Wall Street Journal, adjusted as and when such Prime Rate changes, plus (ii) six percent (6%) (the “Revolving Loan Interest Rate”). All accrued interest on the Revolving Loans shall be due and payable in accordance with the Revolving Loan Note.

(b) Default Interest. Following and during the continuation of an Event of Default, interest on the unpaid principal balance of the Revolving Loans shall accrue at an annual rate equal to the Revolving Loan Interest Rate plus four percent (4%) (the “Default Interest Rate”).

(c) Fees and Expenses. Borrower shall pay to Lender the following fees:

Closing Fee:

A closing fee of $100,000, representing one percent (1%) of the principal amount of the full amount of the Maximum Credit, due and payable on the Closing Date.

Annual Line Fee:

A fee equal to $100,000, representing one percent (1%) of the maximum amount of Availability (i.e. $10,000,000), due and payable on each of the Closing Date and the first anniversary thereof.

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Unused Line Fee:

A fee equal to one half of one percent (0.5%) of the daily average unused portion of the maximum amount of Availability (i.e. $10,000,000), calculated on an annualized basis, due and payable monthly, in arrears.

Loan Administration Fee and Monitoring Fee:

A fee equal to one half of one percent (0.5%) of the daily average used portion of Availability calculated on a monthly basis, due and payable monthly, in arrears.

Audit Fees:

Up to $950 per person, per day, plus out-of-pocket expenses, for not more than two

(2) audits during each 12-month period of the Term; provided, that no such limitation shall apply following the occurrence of an Event of Default.

Wire Fees:

Up to $15 per wire

4. PREPAYMENT TERMS

(a) [Reserved]

(b) Revolving Loan Prepayment. Borrower may voluntarily prepay the entire unpaid principal amount of the Revolving Loans without premium or penalty, provided, however, that, (i) such prepayment is no less than the amount of the then-outstanding aggregate principal sum of all Revolving Loans and all accrued and unpaid interest thereon, (ii) as part of such prepayment, Borrower shall pay Lender all other amounts due to Lender pursuant to the Revolving Loan Note, this Loan Agreement Schedule and the other Loan Documents, and (iii) in the event Borrower makes such prepayment on or before November 13, 2017, then Borrower shall pay to Lender an amount equal to the sum of (I) (1) the product of (A) the average daily principal balance of all Revolving Loans from the Closing Date through the date of prepayment, multiplied by (B) the daily Revolving Loan Interest Rate multiplied by (C) three hundred sixty five (365) days, minus (2) the amount of interest indefeasibly received by Lender on account of all Revolving Loans through the date of prepayment, and (II) twelve (12) months of the Loan Administration and Monitoring Fee set forth in Section 3(c) above (the “Revolving Loan Prepayment Fee”). The Revolving Loan Prepayment Fee is intended to compensate Lender for committing and deploying funds for Borrower’s Loans pursuant to the Loan Agreement and for Lender’s loss of investment of such funds in connection with such early termination, and is not intended as a penalty.

(c) [Reserved]

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(d) Prepayment Fees and Acceleration. The Revolving Loan Prepayment Fee also shall be due and payable by Borrower to Lender if Lender accelerates the payment of the Obligations on or before November 13, 2017 due to the occurrence of an Event of Default.

5. ADDITIONAL TERMS CONCERNING COLLATERAL; REPRESENTATION

(a) [Reserved]

(b) Intellectual Property

In addition to the grants by Borrower and the rights of Lender in the Loan Agreement, Borrower hereby (i) grants to Lender an irrevocable, exclusive, worldwide license without payment of royalty or other compensation to Borrower to license, sublicense, use or otherwise exploit any of the Intellectual Property owned or licensed by Borrower and wherever the same may be located in any manner as Lender may determine in its sole and absolute discretion, upon the occurrence and during the continuance of an Event of Default, (i) authorizes Lender to sell any of the Intellectual Property in accordance with the Loan Agreement and the other Loan Documents, upon the occurrence and during the continuance of an Event of Default. In addition, Lender shall have full access to all media in which any of such Intellectual Property may be recorded or stored and to all software and hardware used for the compilation or printout thereof.

(c) [Reserved]

6. ADDITIONAL CLOSING CONDITIONS

(a) Payoff Letters: Borrower shall have delivered to Lender a payoff letter executed by Western Alliance Bank.

7. ADDITIONAL AFFIRMATIVE COVENANTS

(a) Notify Lender. In addition to the events and occurrences set forth in Section 9.1 of the Loan Agreement, Borrower shall inform Lender within two (2) Business Days of any event or circumstance that, to its knowledge, would cause Lender to consider any then existing Eligible Accounts as no longer constituting Eligible Accounts.

(b) Financial Reports and Other Information.

(i) Annual Financial Statements. Annual financial statements of Borrower, certified by the Chief Financial Officer and audited by an outside accounting firm acceptable to Lender, as soon as available, but in any event within ninety (90) days after the end of Borrower’s Fiscal Year during the Term. Such financial statements shall (A) fairly present the financial position of Borrower as of the dates thereof and the results of its operations, cash flows and stockholders’ equity for each of the periods then ended in all material aspects; and (B) be prepared in accordance with GAAP.

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(ii) Monthly Financial Statements. Not later than twenty (20) days after the end of each calendar month, the unaudited balance sheets and the related statements of income of Borrower, certified by the Chief Financial Officer, subject to year-end audit adjustments, with an aging schedule for all accounts receivable and accounts payable, together with such other information with respect to the business of Borrower as Lender may request.

(iii) Quarterly Financial Statements. Quarterly financial statements of the Borrower, as soon as available but in any event no later than forty-five (45) days after the close of each calendar quarter, consisting of the unaudited balance sheet and the related statement of income of the Borrower, prepared in accordance with GAAP, subject to year-end audit adjustments, together with such other information with respect to the business of Borrower as Lender may request.

(iv) [Reserved]

(v) Borrowing Certificates. Weekly, and more frequently if so requested by Lender, a Borrowing Certificate in accordance with Section 1(c)(v) of this Loan Agreement Schedule.

(vi) Other Weekly Reports. Weekly aging schedule for all Accounts, accounts payable, and Inventory schedules, and such other reports as requested by Lender, in such form as Lender may request.

(vii) Items Upon Demand. Upon demand, assignments, in form acceptable to Lender, of all Accounts, and of the monies due or to become due on specific contracts relating to the same.

(c) United States Contracts. If any of the Accounts arise out of contracts with the United States or any of its departments, agencies or instrumentalities, Borrower will notify Lender and, if requested by Lender, execute any necessary instruments in order that all monies due or to become due under such contract shall be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act.

8. [RESERVED]

9. ADDITIONAL EVENTS OF DEFAULT

The occurrence of any of the following shall also constitute an “Event of Default”:

(a) Reduction in Equity Ownership Interests. SG ceases to own of record and beneficially not less than one hundred percent (100%) of the issued and outstanding voting equity interests of SUSA and SUSA fails to own of record and beneficially not less than one hundred percent (100%) of the issued and outstanding voting equity interests of SGS.

10. [RESERVED]

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11. NOTICES

Notices, requests and demands under the Loan Agreement shall be given to each party at the following addresses in accordance with Section 14.3 thereof:

If to Borrower:

c/o Sysorex Global
2479 East Bayshore Road - Suite 195
Palo Alto, CA 94303
Attn: Nadir Ali, Chief Executive Officer

With a copy to:

Mitchell Silberberg & Knupp LLP
11377 W. Olympic Boulevard
Los Angeles, CA 90064
Attn: Anthony A. Adler, Esq.

If to Lender:

GemCap Lending I, LLC
24955 Pacific Coast Highway - Suite A202
Malibu, CA 90265
Attn: David Ellis, Co-President

With a copy to:

Cohen Tauber Spievack & Wagner P.C.
420 Lexington Avenue - Suite 2400
New York, NY 10170
Attention: Robert A. Boghosian, Esq.

Notwithstanding the foregoing, that parties expressly acknowledge and agree that foregoing provisions of notice by Lender to Borrower’s counsel is an accommodation only, and that Lender shall have fulfilled its notice obligation hereunder if notice shall have been received by Borrower at the address set forth above, irrespective of whether such notice is received by Borrower’s counsel.

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12. JOINT AND SEVERAL OBLIGATIONS

If more than one Person is a Borrower hereunder, the following shall apply:

(a) All Obligations, covenants and liabilities of Borrower under the Loan Documents shall be the joint and several Obligations, covenants and liabilities of each Person who is a Borrower. All representations and warranties of Borrower hereunder shall be deemed made by each Person who is a Borrower. The Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of the Borrower shall in no way be affected by the failure of Lender to pursue or preserve its rights against any Person who is a Borrower or the release by Lender of any Collateral now or thereafter acquired from any Person who is a Borrower.

(b) Each Person who is a Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Borrower may now or hereafter have against any other Person who is a Borrower or other Person directly or contingently liable for the Obligations until all Obligations have been indefeasibly paid in full as determined by Lender.

(c) Each Person who is a Borrower represents and warrants to Lender that (i) the Borrower has one or more common or affiliated shareholders, directors and officers, (ii) the businesses and corporate activities of each Person who is a Borrower are closely related to, and substantially benefit, the business and corporate activities of the other, and (iii) each Person who is a Borrower will receive a substantial economic benefit from entering into the transactions evidenced by the Loan Documents and will receive a substantial economic benefit from the Loans, whether or not such amount is used directly by a Person who is Borrower, and (iv) the Loans made pursuant to the Loan Documents are for the exclusive and indivisible benefit of the Borrower.

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IN WITNESS WHEREOF, this Loan Agreement Schedule has been duly executed and delivered as of November 14, 2016.

BORROWER:

SYSOREX GLOBAL

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	CEO

SYSOREX USA

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	CEO

SYSOREX GOVERNMENT SERVICES, INC.

By:	/s/ Wendy Loundermon
Name:	Wendy Loundermon
Title:	President

[SIGNATURE PAGE - LOAN AGREEMENT SCHEDULE]

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